Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Park Sterling Corporation

We consent to the use of our reports dated March 4, 2016, with respect to the consolidated financial statements of Park Sterling Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

March 23, 2016